Exhibit 99.1
United States Short Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(981,220)
Unrealized Gain (Loss) on Market Value of Futures	(2,087,930)
Dividend Income	31
Interest Income	238
ETF Transaction Fees	700
Total Income (Loss)	$(3,068,181)

Expenses
Investment Advisory Fee	$8,167
Brokerage Commissions	2,301
NYMEX License Fee	319
Non-interested Directors' Fees and Expenses	149
Prepaid Insurance Expense	13
Total Expenses	$10,949
Net Income (Loss)	$(3,079,130)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/11	$13,859,339
Additions (100,000 Units)	4,712,291
Withdrawals (100,000 Units)	(3,849,540)
Net Income (Loss)	(3,079,130)

Net Asset Value End of Period	$11,642,960
Net Asset Value Per Unit (300,000 Units)	$38.81

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502